Perini Corporation
                               73 Mt. Wayte Avenue
                         Framingham, Massachusetts 01701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999

TO THE STOCKHOLDERS OF PERINI CORPORATION:

        NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of PERINI CORPORATION will be held at State Street Bank and Trust Company, Enterprise Room, 5th Floor, 225 Franklin Street, Boston, Massachusetts, on Thursday, May 13, 1999, at 9:00 a.m., for the following purposes:

1. Holders of Common Stock, $1.00 par value, of the Company (the "Common Stock") and holders of Series B Cumulative Convertible Preferred Stock, $1.00 par value, of the Company (the "Series B Preferred Stock") voting together as a class, will:

        A. Elect three (3) Class III Directors, to hold office for a three-year term, expiring in 2002 and until their successors are chosen and qualified.

        B. Consider and ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 1999.

        C. Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2. Holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") will:

        A. Elect two (2) Preferred Directors, to hold office until the earlier of (i) a one-year term, expiring in 2000 and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

        The Board of Directors has fixed the close of business on March 23, 1999, as the record date for the determination of the stockholders entitled to vote at the meeting.

        A WHITE form of proxy is being solicited from holders of the Common Stock and the Series B Preferred Stock. A BLUE Instruction Card is being solicited from holders of the Preferred Stock. Whether or not you plan to attend the meeting, please fill in, sign, date and return the enclosed WHITE proxy card or BLUE Instruction Card in the enclosed envelope, which requires no postage if mailed in the United States. It is important that these cards be returned. If you receive more than one card because your shares are registered in different names, or because you own both Common Stock and Preferred Stock, please execute each such card and return it promptly to assure that all your shares will be voted.

                                            By order of the Board of Directors,
                                            Robert E. Higgins, Secretary
April 7, 1999

        The Annual Report of the Company, including financial statements for the year 1998, is being sent to stockholders concurrently with this Notice.

                               Perini Corporation
                               73 Mt. Wayte Avenue
                         Framingham, Massachusetts 01701

                                 PROXY STATEMENT

                       ANNUAL MEETING OF THE STOCKHOLDERS
                              OF PERINI CORPORATION

        This statement is furnished in connection with the solicitation of proxies by the Board of Directors of PERINI CORPORATION (hereinafter called the "Company") to be used at the annual meeting of the stockholders (the "Annual Meeting") of the Company to be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, May 13, 1999, at 9:00 a.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A WHITE proxy card is being sent to holders of the Company's Common Stock, $1.00 par value (the "Common Stock") and Series B Cumulative Convertible Preferred Stock, $1.00 par value (the "Series B Preferred Stock"). If the accompanying WHITE form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised either by notice to the Secretary of the Company, the subsequent execution and delivery of another Proxy, or by voting in person at the Annual Meeting. A BLUE Instruction Card is being sent to holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock"). If the accompanying BLUE Instruction Card is executed and returned, it may nevertheless be revoked at any time up until 5:00 p.m. on May 12, 1999 either by filing a written revocation or a duly executed Instruction Card bearing a later date. It is anticipated that the Proxy Statement and the enclosed Proxy or Instruction Card, as applicable, will be mailed to the stockholders of record on or about April 7, 1999.

        The Board of Directors has fixed the close of business on March 23, 1999, as the record date for the determination of the stockholders entitled to vote at the Annual Meeting. As of March 23, 1999, the Company had outstanding 5,444,010 shares of Common Stock. Each share is entitled to one vote. In addition, the holders of 185,891 shares of Series B Preferred Stock (150,150 shares issued at the closing on January 17, 1997 plus in-kind dividends of 35,741 shares paid through March 15, 1999) have the same voting rights as holders of Common Stock, equal to the number of shares of Common Stock into which the Series B Preferred Stock can be converted (or 3,839,845 shares of Common Stock). Therefore, the maximum aggregate number of votes of holders of Common Stock and Series B Preferred Stock available as of the record date and entitled to vote at the Annual Meeting is 9,283,855.

        The terms of the Company's Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the "Preferred Directors") to the Company's Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. As of March 23, 1999, the Company had outstanding 99,900 shares of Preferred Stock. Each share is entitled to one vote. Bank Boston, N.A., as the Depositary for the Preferred Stock (the "Depositary"), is the holder of all of the issued and outstanding Preferred Stock. The terms of the Deposit Agreement by and among the Company, the Depositary and the holders of Depositary Shares representing the Preferred Stock provide that the holders of Depositary Shares are entitled to instruct the Depositary to vote the shares of Preferred Stock represented by their respective Depositary Shares. Each Depositary Share represents ownership of 1/10th of a share of Preferred Stock. Therefore, as of March 23, 1999, there were outstanding 999,000 Depositary Shares. The holders of Depositary Shares should forward their instruction cards to the Depositary instructing the Depositary how to vote the Preferred Stock.

STOCKHOLDER VOTE REQUIRED

Common Stock Nominees

        The presence, in person or by proxy, of at least a majority in interest of the total number of outstanding shares of Common Stock on a fully diluted basis (or 9,283,855 voting rights) is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

        A quorum being present, the vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director. The vote of a majority of the votes cast at the Annual Meeting by holders of the Company's Common Stock is required to ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1999. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will not have an effect on the election of Directors or ratification of auditors.

Preferred Stock Nominees

        Assuming a quorum is present, the Depositary will vote the number of shares of the Preferred Stock for the Preferred Directors represented by the number of Depositary Shares instructed to be voted for the Preferred Directors. Under the terms of the Deposit Agreement, in the absence of specific instructions from a holder of Depositary Shares the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares of such holder of Depositary Shares. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

        A holder of Depositary Shares may revoke an Instruction Card given with respect to the Election of Preferred Directors by filing with the Depositary no later than 5:00 p.m. on Wednesday, May 12, 1999, a written revocation or a duly executed Instruction Card bearing a later date.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

        Any proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 7, 1999. In addition, stockholder proposals and director nominations must comply with the requirements of the Company's By-Laws.

                                   1A. and 2A.

                              ELECTION OF DIRECTORS

Common Stock Nominees

        In accordance with the Company's By-Laws and Massachusetts law, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is presently comprised of 11 members; 9 Directors (as follows) and 2 Preferred Directors:

              Class I: Marshall M. Criser, Arthur J. Fox, Jr., and Michael R. Klein were elected as Directors at the 1997 Annual Meeting to serve until the 2000 Annual Meeting of Stockholders and until their successors are chosen and qualified.

              Class II:  Richard J. Boushka, Jane E. Newman  and Ronald N. Tutor
                         were elected as Directors at the 1998 Annual Meeting to serve until the 2001 Annual Meeting of Stockholders and until their successors are chosen and qualified.

              Class III: Nancy  Hawthorne,  Douglas  J. McCarron  and  David  B.
                         Perini are the three nominees for election as Directors at this Annual Meeting to serve until the 2002 Annual Meeting of Stockholders and until their successors are chosen and qualified.

        The Nominating Committee of the Board of Directors of the Company has nominated Nancy Hawthorne, Douglas J. McCarron and David B. Perini for election as Directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of Ms. Hawthorne and Messrs. McCarron and Perini as Directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but, if that should occur prior to the meeting, the proxy holders will select another person in his or her place and stead. Information regarding these nominees for election as Directors, as well as each Director whose term is not scheduled to expire until the 2000 or 2001 Annual Meeting of Stockholders, is set forth in "Ownership of Common Stock by Directors and Officers" on pages 5 through 9.

        The Board recommends a vote FOR the election of each of the nominees for election as Directors.

Preferred Stock Nominees

        The terms of the Company's Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the "Preferred Directors") to the Company's Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. Since the dividend on the Preferred Stock had not been paid since December 1995, the holders of the Preferred Stock elected Arthur I. Caplan and Frederick Doppelt at the May 14, 1998 Annual Meeting of Stockholders to serve as the Preferred Directors until the earlier of
(i) the
next annual meeting of stockholders and until their successors were chosen and qualified or (ii) payment in full by the Company of any dividends owed on the Preferred Stock. The Company has continued to not pay any dividends on the Preferred Stock throughout 1998 and 1999 to date. Accordingly, the holders of the Preferred Stock, voting as a separate class, remain entitled to elect two
(2) Preferred Directors to the Company's Board of Directors.

        Preferred Stock  Arthur I.  Caplan  and  Frederick  Doppelt  are the two
        Nominees:        nominees for election as  Preferred  Directors at  this
                         Annual Meeting to serve  until  the  earlier of (i) the
                         2000 Annual Meeting of  Stockholders  and  until  their
                         successors  are  chosen   and  qualified  or  (ii)  all
                         dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

        Unless otherwise noted thereon, Instruction Cards solicited hereby will be voted by the Depositary for the election of Messrs. Caplan and Doppelt as Preferred Directors to hold office until the earlier of (i) the 2000 Annual Meeting of Stockholders and until their successors are chose and qualified or
(ii) all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. The Board of Directors does not contemplate that either nominee will be unable to serve as a Preferred Director for any reason but, if that should occur prior to the meeting, the Depositary will select another person in his place and stead. Information regarding these nominees for election as Directors is set forth in "Ownership of Common Stock by Directors and Officers" on page 5 through 9.

        The Board recommends a vote FOR the election of each of the nominees for election as Preferred Directors.

               OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS


        The following table sets forth certain information received by the Company from the individuals listed below concerning their respective beneficial ownership as of March 1, 1999 of the Common Stock of the Company by each Director and named Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. Also, included in the table with respect to each Director is principal occupation or employment during the past five years, age and the period served as a Director of the Company.



                                                                       Number of Shares of Common Stock of the
                                                                             Company Beneficially Owned
                                                                               On March 1, 1999(1)(2)
                                                                     --------------------------------------------
                                                         Served      Sole Voting
                                                          as a           and
  Name and Principal Occupation for The                 Director      Investment                                      Percentage
             Past Five Years                   Age       Since          Power           Shared        Aggregate        of Class
------------------------------------------    ------    ---------    -------------    ------------    -----------     -----------
David B. Perini (3)(6)(10)                     61         1970        161,315 (7)         168,849 (8)    330,164        6.03%
  Chairman and Chairman of the
  Board of Directors

Ronald N. Tutor (3)(6)(10)                     58         1997       351,318  (9)               0        351,318        6.45%
  Director, Vice Chairman,  formerly
  Acting Chief   Operating Officer since
  January 17, 1997, and Chairman,
  President and Chief Executive
  Officer, Tutor-Saliba Corporation

Roger J. Ludlam (10)                           56         1997           100                    0            100          *
  Formerly President and Chief Executive
  Officer

John J. McHale (5)                             77         1962         9,582 (11)               0          9,582          *
  Director; formerly Deputy Chairman,
  Montreal Baseball Club Ltd.

Richard J. Boushka (5)(6)                      64         1975        12,366 (12)               0         12,366          *
  Director; Principal, Boushka
  Properties, a private investment firm

Marshall M. Criser (3)(4)(5)                   70         1985        11,366 (12)             200 (13)    11,566          *
  Director; Of Counsel, Law firm of
  McGuire, Woods Battle & Boothe, LLP,
  formerly Chairman, Law firm of
  Mahoney Adams and Criser and formerly
  President, University of Florida

Arthur J. Fox, Jr. (5)(6)                      75         1989        11,729 (14)               0         11,729          *
  Director; Self-employed consultant,
  formerly Managing Director, Construction
  Industry Presidents Forum; Editor
  Emeritus, Engineering News-Record

Jane E. Newman (4)                             53         1992         9,745 (15)               0          9,745          *
  Director; Managing Director and
  Partner, The Commerce Group since
  January 1, 1999, formerly Interim Dean,
  Whittemore School of Business & Economics,
  University of New Hampshire, and
  formerly Executive Vice President,
  Exeter Trust Company

Albert A. Dorman (4)(5)                        72         1993         8,684 (16)               0          8,684          *
  Director; Founding Chairman AECOM
  Technology Corporation

Nancy Hawthorne (4)(6)                         47         1993        10,361 (17)               0         10,361          *
  Director; Self-employed financial
  strategy consultant since mid-1998,
  formerly Chief Executive Officer
  & Managing Partner, Hawthorne, Krauss
  & Associates, and formerly Executive Vice
  President, Media One


                                                                       Number of Shares of Common Stock of the
                                                                             Company Beneficially Owned
                                                                               On March 1, 1999(1)(2)
                                                                     --------------------------------------------
                                                         Served      Sole Voting
                                                          as a           and
  Name and Principal Occupation for The                 Director      Investment                                      Percentage
             Past Five Years                   Age       Since          Power           Shared        Aggregate        of Class
------------------------------------------    ------    ---------    -------------    ------------    -----------     -----------

Michael Klein (3)(4)                           56         1997         7,261 (18)               0          7,261          *
  Director; Chairman, Realty Information
  Group, Inc. and Partner, Law Firm of
  Wilmer, Cutler & Pickering

Douglas J. McCarron (3)(5)                     48         1997                  0               0              0          -
  Director; General President, United
  Brotherhood of Carpenters and
  Joiners of America

Arthur I. Caplan                               78         1998         4,776 (19)               0          4,776          *
  Director; President of HWC-Ltd., an
  automobile sales, leasing and
  financing organization

Frederick Doppelt                              80         1998        41,921 (20)               0         41,921          *
  Director; Self-employed attorney
  specializing in trust and estate matters

Robert Band                                    51          -          15,039 (21)               -         15,039          *
  Executive Vice President, Chief
  Financial Officer since December
  1997

All Directors and Executive Officers as                                   655,563         169,049        824,612        15.15%
a group (15 persons)

------------------------------------------
* Less than one percent

(1) Beneficial ownership is the direct or indirect ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock (for example, through the conversion of shares of the Company's Series B Preferred Stock or $2.125 Depositary Convertible Exchangeable Preferred Shares, exercise of options or various trust arrangements) within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. The shares owned by each person or by the group, and the shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3. Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person. Since the holders of the Series B Preferred Stock have the same voting rights as holders of Common Stock, equal to the number of shares of Common Stock into which the Series B Preferred Stock can be converted, the aggregate percentage owned for each holder has been determined by dividing the aggregate total of shares beneficially owned, including the assumed conversion of the Series B Preferred Stock, by such holder, by the number of shares of Common Stock of the Company outstanding on March 1, 1999 plus the number of shares of Common Stock into which the Series B Preferred Stock held by such holder could be converted at that date.

(2) The table does not include an aggregate of 10,868 shares allocated to named executive officers under the terms of the Perini Corporation Employee Stock Ownership Plan.

(3)     Member of the Executive Committee.

(4)     Member of the Audit Committee.

(5)     Member of the Compensation Committee.

(6)     Member of the Nominating Committee.

(7) Includes 6,460 shares, and 132 shares of Common Stock (resulting from the assumed conversion of 200 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share) in his children's names for which he has Power of Attorney giving him voting power. Includes 32,500 shares for which Mr. Perini holds options. Includes 66 shares of Common Stock resulting from the assumed conversion of 100 depositary shares of Preferred Stock. Includes 56,499 shares held in testamentary trust established under the will of Louis R. Perini, Sr. David Perini is one of four trustees of such trust and is one of the beneficiaries of such trust. Includes 3,029 shares, and 66 shares of Common Stock (resulting from the assumed conversion of 100 depositary shares of Preferred Stock) in his wife's name as to which Mr. Perini disclaims any beneficial ownership.

(8) Includes 168,849 shares, as to which Mr. Perini disclaims any beneficial ownership, held by the Charles B. and Louis R. Perini Family Foundation, Inc., formerly The Perini Memorial Foundation, Inc., a Massachusetts charitable corporation of which David B. Perini is one of three officers and seven directors.

(9) Includes 351,318 shares held in the name of Tutor-Saliba Corporation, a company in which Mr. Tutor is the sole stockholder and Chief Executive Officer.

(10) Mr. Ludlam resigned from the Company effective January 31, 1999. Since that date, David B. Perini and Ronald N. Tutor have shared the responsibilities of President and Chief Executive Officer of the Company pending the appointment of a new Chief Executive Officer.

(11) Includes 2,349 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 7,033 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 1,137 shares (1999). See "Directors' Compensation" on page 22.

(12) Includes 2,349 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 22.

(13)    Includes 200 shares which Mr. Criser owns jointly with his wife.

(14) Includes 2,197 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 22.

(15) Includes 1,148 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 8,597 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,336 shares

        (1996),  2,285  shares  (1997),  1,855  shares  (1998) and 3,121  shares
        (1999). See "Directors' Compensation" on page 22.

(16) Includes 1,451 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 7,033 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 1,137 shares (1999). All of these shares are in a Family Trust in which Mr. Dorman is one of two Trustees. See "Directors' Compensation" on page 22.

(17) Includes 1,344 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director's annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 22.

(18) Includes 7,261 shares of Common Stock received in payment of the director's annual retainer, as follows: 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 22.

(19) Includes 3,121 shares of Common Stock received in payment of the 1999 director's annual retainer. See "Directors' Compensation" on page 22. Also includes 1,655 shares of Common Stock resulting from the assumed conversion of 2,500 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. The percentage of Preferred Stock beneficially owned by Mr. Caplan to the total number of shares of Preferred Stock outstanding is less than 1%.

(20) Includes 3,121 shares of Common Stock received in payment of the 1999 director's annual retainer. See "Directors' Compensation" on page 22. Also includes 37,800 shares of Common Stock resulting from the assumed conversion of 57,100 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. Of the 57,100 depositary shares of Preferred Stock, 2,000 depositary shares are owned by Mr. Doppelt's wife. The percentage of Preferred Stock beneficially owned by Mr. Doppelt to the total number of shares of Preferred Stock outstanding is 5.72%.

(21)    Includes 5,500 shares for which Mr. Band holds options.

        The Board of Directors met eight times during 1998. The Board of Directors has a Compensation Committee, the duties of which are summarized in "The Compensation Committee Report" on pages 14 to 16 herein. The Compensation Committee held six meetings during 1998. The Board also has an Audit Committee, the duties of which are to oversee the audit function of the Company's independent certified public accountants, to review periodically significant financial information relating to the Company and to act as a communication link between the Board of Directors and such certified public accountants. The Audit Committee met four times during 1998. The Board of Directors has a Nominating Committee which met twice during 1998. The Board of Directors has an Executive Committee, the duties of which are to give final approval of certain decisions (generally financial in nature) and to give overall direction to the Company's Chief Executive Officer. This Committee met four times during 1998. The members of each such committee are identified in the above table. During 1998 all of the Directors of the Company attended at least 75% of the meetings of the Board of Directors and its committees of which they are members, except for Messrs. Douglas J. McCarron and Frederick Doppelt who attended approximately 60% of such meetings.

        Except as set forth below, none of the Directors is a director of any company which is subject to the reporting requirements of the Securities
Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

Name of Director                                         Director of
----------------                                         -----------

Richard J. Boushka...........................................Tremont Corporation

Marshall M. Criser...............................................FPL Group, Inc.

Nancy Hawthorne..................................................Avid Technology

Michael R. Klein..................................Realty Information Group, Inc.

Jane E. Newman...........................................Consumers Water Company
                                                        Public Service Co. of NH

David B. Perini .......................................State Street Boston Corp.
                                         GZA GeoEnvironmental Technologies, Inc.

                        CERTAIN OTHER BENEFICIAL HOLDERS

        The following table sets forth certain information concerning beneficial ownership as of March 1, 1999 of the Common Stock of the Company by certain other holders of in excess of 5% of the Common Stock of the Company.

        According to the information available to the Board of Directors no person owns of record or beneficially more than 5% of the outstanding Common Stock of the Company except as set forth below and except for David B. Perini and Ronald N. Tutor as set forth in "Ownership of Common Stock by Directors and Officers" on pages 5 through 9:

                                                                    Amount and
                                                                      Nature of
                                                                     Beneficial             Percentage of
                      Name and Address                              Ownership (1)               Class
-------------------------------------------------------------     ------------------        ---------------

Richard C. Blum & Associates, L.P.                                        2,939,483  (2)        35.06%      (2)
909 Montgomery Street, Suite 400
San Francisco, CA 94133

PB Capital Partners, L.P.                                                 2,358,156  (2)        30.22%      (2)
909 Montgomery Street, Suite 400
San Francisco, CA 94133

The Common Fund for Non-Profit Organizations                                581,327  (2)        9.65%       (2)
c/o Richard C. Blum & Associates, L.P.
909 Montgomery Street, Suite 400
San Francisco, CA 94133

The Union Labor Life Insurance Company Separate Account P                   860,763  (3)        13.65%      (3)
111 Massachusetts Avenue, NW
Washington, DC 20001

Franklin Resources, Inc.                                                    394,400  (4)        7.24%
777 Mariners Island Blvd.
San Mateo, CA 94403

Perini Corporation                                                          365,030  (6)        6.71%
Employee Stock Ownership Trust ("ESOT") (5)
73 Mt. Wayte Avenue
Framingham, MA 01701

Tutor-Saliba Corporation                                                    351,318  (7)        6.45%
15901 Olden Street
Sylmar, CA 91342

Quest Advisory Corp.                                                        327,000  (8)        6.00%
1414 Avenue of the Americas
New York, NY 10019

Dimensional Fund Advisors, Inc.                                             288,900  (9)        5.31%
1299 Ocean Avenue
Santa Monica, CA 90401

-------------------------------------------------------------

(1)     See Footnote (1) on Page 6.

(2) Richard C. Blum & Associates, L.P. ("RCBA"), is the sole general partner of PB Capital Partners, L.P. ("PB Capital") which directly owns 54,055 shares of Common Stock and beneficially has shared voting and investing power in 111,544 shares of Series B Preferred Stock (voting power equal to 2,304,101 shares of Common Stock). In addition, RCBA is an investment adviser to The Common Fund for Non-Profit Organizations for the account of its Equity Fund ("The Common Fund") which beneficially has shared voting and investing power in 28,143 shares of Series B Preferred Stock (voting power equal to 581,327 shares of Common Stock). Richard C. Blum & Associates, Inc. ("RCBA Inc."), also at 909 Montgomery Street, Suite 400, San Francisco, California 94133, is the sole general partner of RCBA. Richard C. Blum is the Chairman of the Board and a substantial shareholder of RCBA Inc. Mr. Blum disclaims beneficial ownership of all securities reported in the table except to the extent of his pecuniary interest therein. The Common Fund expressly disclaims membership in any group with RCBA, Richard C. Blum or any other related entity and disclaims beneficial ownership of securities owned directly or indirectly by any other person or entity.

(3) In December 1996, PB Capital and the Company entered into a stock assignment and assumption agreement whereby PB Capital assigned its right to purchase 34,500 shares of the Series B Preferred Stock to The Union Labor Life Insurance Company Separate Account P ("Union") which beneficially has sole voting and investing power in the initial 34,500 shares of Series B Preferred Stock and additional in-kind dividends representing 7,170 shares of Series B Preferred Stock (combined voting power equal to 860,763 shares of Common Stock). The Company has been further advised that PB Capital entered into an agreement with Union pursuant to which Union agreed to refrain from disposing of its interest in the Company until the earlier of five years after its acquisition or the dissolution of PB Capital. Union also has the right to make earlier dispositions on a pro rata basis to the extent PB Capital disposes of its shares.

(4) Represents sole voting power for 188,000 shares and sole investing power for 394,400 shares based upon information contained in Schedule 13G dated January 29, 1999. Franklin Resources, Inc. ("FRI") is deemed to have beneficial ownership of 394,400 shares of Perini Corporation stock as of December 31, 1998, all of which shares are held by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, Inc. and Franklin Advisors, Inc. (the "Adviser Subsidiaries"), investment adviser subsidiaries of FRI. Separate Schedule 13G's were simultaneously filed on behalf of Mr. Charles B. Johnson and Mr. Rupert H. Johnson, Jr. (the "Principal Shareholders"), the principal shareholders of FRI, and on behalf of Franklin Advisory Services, Inc. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim beneficial ownership of all such shares.

(5) Robert E. Higgins, John E. Chiaverini and Robert J. Howard are Trustees of the Perini Corporation ESOT and are members of the Committee empowered to administer the Perini Corporation Employee Stock Ownership Plan ("ESOP") under the terms thereof.

(6) The ESOT has sole voting and investing power for 77,797 shares. In addition, there are 287,233 shares held by the Trust that have been allocated to the accounts of participants in the Perini Corporation Employee Stock Ownership Plan.

(7) Represents sole voting and investing power based on information contained in Schedule 13D of Tutor-Saliba Corporation dated March 9,
        1995 and subsequent direct communications by the Company with the appropriate representatives of Tutor-Saliba Corporation. Ronald N. Tutor, a Director and current Vice Chairman, is also the sole stockholder and Chief Executive Officer of Tutor-Saliba Corporation.

(8) Represents sole voting and investing power based on information contained in Schedule 13G of Quest Advisory Corp. ("Quest"), a New York Corporation, dated February 14, 1996. A separate Schedule 13G was simultaneously filed on behalf of Mr. Charles M. Royce, an individual who may be deemed to be a controlling person of Quest. Mr. Royce disclaims beneficial ownership of the shares held by Quest.

(9) Represents sole voting and investing power based on information contained in Schedule 13G dated February 11, 1999. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 288,900 shares of Perini Corporation stock as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

Change In Control

        The Company is a party to the Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990 and as amended and restated as of January 17, 1997, with The State Street Bank and Trust Company as Rights Agent (the "Rights Agreement"). Under the Rights Agreement, the Company issued a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock of the Company. Each Right entitles the holder thereof to purchase one one-hundredth of a share (a "Unit") of the Company's Series A Junior Participating Cumulative Preferred
Stock at a cash exercise price of $100.00 per Unit. The Rights Agreement initially was scheduled to expire on September 23, 1998.

        The purpose of the Rights Agreement is to prevent hostile attempts to acquire control of the Company by making such attempts prohibitively expensive unless the Board of Directors acts to redeem the Rights. Under the Rights Agreement, certain anti-takeover provisions become operative in the event a person or group acquires beneficial ownership of (i) 20% or more of the then outstanding shares of Common Stock (the date of such announcement of such acquisition being the "Stock Acquisition Date" or (ii) 10% or more of the then outstanding shares of Common Stock if the Board of Directors determines that such person or group is adverse to the interest of the Company (an "Adverse Person").

        On January 17, 1997, the Company sold and issued 150,150 shares of the Series B Preferred Stock to an investor group led by Richard C. Blum & Associates, L.P., for $30 million. The Series B Preferred Stock was convertible into 3,101,571 shares of Common Stock or approximately 39% of the outstanding Common Stock at that time on a diluted basis. The issuance and sale of the Series B Preferred Stock with its conversion right may be deemed to have constituted a "Change of Control" for purposes of disclosure under the Securities Exchange Act of 1934. In addition, to the extent the Company elects to pay dividends in the form of additional Series B Preferred Stock, the investor group will be able to acquire additional shares of Common Stock upon conversion. But for the amendment of the Rights Agreement as discussed below, the issuance of the Series B Preferred Stock would have triggered the anti-takeover provisions of the Rights Agreement.

        Concurrently with the issuance of the Series B Preferred Stock, the Company amended the Rights Agreement to provide that the issuance of the Series B Preferred Stock and the Common Stock, upon conversion of the Series B Preferred Stock, will not give rise to a Stock Acquisition Date and that none of the holders thereof will be deemed to be an Adverse Person, thereby avoiding the triggering of the anti-takeover provisions of the Rights Agreement. Included in the amendment were additional provisions to lower the threshold for the occurrence of a Stock Acquisition Date from 20% to 10%, effective until January 21, 2007 and to extend the expiration of the Rights Agreement to January 21, 2007. The primary purpose of the additional provisions is to maintain the availability of certain net operating losses for the Company's use in the future; however, it may also be deemed to have an "anti-takeover" effect as any acquisition of 10% or more of the Company's Common Stock could result in the loss of the Company's tax benefits, thus making the Company less attractive in any possible takeover.

        Holders of the Series B Preferred Stock have the right to elect three of the five members of the Executive Committee. Thus, the members of the Executive Committee nominated by the Series B Preferred Stockholders have an effective veto over certain major decisions of the Company and provide oversight to the Company's Chief Executive Officer.

                        THE COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company consists of six Directors, none of whom is an employee or an officer of the Company. The principal powers and duties of the Compensation Committee as established by the Board of Directors are:

        1. To review the Executive Compensation programs and policies and to employ outside expert assistance, if required, to analyze Company compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry.

        2. To recommend to the Board of Directors for its approval the base salary of the Chairman and of the President and Chief Executive Officer and to review and approve the salary recommendations of the President and Chief Executive Officer with respect to other members of top management;

        3. To recommend to the Board of Directors annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the Amended and Restated General Incentive Compensation Plan, for those included in the Company pool; and

        4. To administer the Amended and Restated General and Construction Business Unit Incentive Compensation Plans; such administration shall include the power to (i) approve Participants' participation in the Plans, (ii) establish performance goals,
                (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Plans, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper.

Compensation Policy

        The Compensation Committee strives to maintain corporate base salaries and the total compensation package appropriate to attract and retain highly qualified executives. This results in base salaries that generally are at the median range of those of other construction companies but allows executives to substantially exceed the median compensation levels when incentive compensation is earned. While recognizing that it may be difficult to find other companies with the same mix of business as the Company, the Committee, nevertheless, believes that a comparison with other construction companies is appropriate because the most substantial portion of the business of the Company is in the construction area. The construction companies used for comparison for compensation purposes include but are not limited to the same companies which make up the construction peer group shown in the Performance Graph set forth in this proxy statement.

        The compensation program for executive officers is composed of three elements: base salaries, annual incentive bonuses and long term incentive stock awards. These elements of compensation are designed to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance. Salaries and annual incentive compensation bonuses result in payment for performance and are tied to the achievement of profit and/or cash flow targets. The value of the incentive stock awards depends upon the appreciation in market value of the Company's Common Stock.

Executive Salary Increases in 1998

        Roger J. Ludlam resigned as the President and Chief Executive Officer of the Company effective January 31, 1999. The Chairman of the Company and the Vice Chairman have jointly assumed the responsibilities of Chief Executive Officer pending the appointment of a new Chief Executive Officer.

        The last salary increase for the Chairman was as of December 1994. As of December 31, 1998 there has been no increase for the Chairman and the majority of senior officers' salaries remained unchanged throughout 1998.

        Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. The Compensation Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000. However, to date, no officer of the company has received compensation in excess of $1,000,000 for any annual period.

Compensation of the Chairman and the Chief Executive Officer

        The base salary of the Chairman remained throughout 1998 at $412,000 which has not changed since 1994. The Chairman was not awarded incentive compensation for 1998. The former President and Chief Executive Officer received a bonus of $162,500 for 1998 pursuant to a 1997 hire agreement.

The Incentive Compensation Plan of the Company

        The Incentive Compensation Plan is an integral part of the total compensation package of the Chairman and the President and Chief Executive Officer, as well as the 10 executives whose salaries were reviewed by the Compensation Committee in 1998, and approximately 50 other employees of the Company. Eligibility and designated levels of participation are determined by the Chief Executive Officer subject to Compensation Committee approval. Eligibility to participate under the Plan is limited to individuals who are executives, managers and key employees of the Company and its wholly-owned subsidiaries, whose duties and responsibilities provide them the opportunity to
(i) make a material and significant impact to the financial performance of the Company; (ii) have major responsibility in the control of the corporate assets; and (iii) provide critical staff support necessary to enhance operating profitability.

        Participants can achieve incentive compensation awards ranging from zero to as much as 100% of base salary, part of which depends on the achievement of business unit goals and part on the achievement of corporate goals. Each of the business unit presidents has the opportunity to earn up to an additional 50% of base salary for performance which is substantially above pre-established targets. The mechanisms of the Plan are expressed in terms of levels of participation, points deriving therefrom calculated on base salary, and achievement of goals such as net income, cash flow, and pre-tax construction profits on a unit by unit basis and on an overall corporate basis. The members of the senior management group, corporate officers and key corporate staff earn incentive compensation solely with reference to overall corporate goals.

        No sums attributed to a participant in the Incentive Compensation Plan become vested until the Compensation Committee approves the payment, usually in March following the year earned. At the discretion of the Committee, payment can be made in cash, stock or a combination of cash and stock.

        In 1999, the Committee authorized the payment of $2,850,544 of Incentive Compensation payments for 1998 operations, to 52 participants, excluding participants in the real estate group. The Incentive Compensation Plan for the real estate group is based on cash flow of the unit. The real estate group has been downsized and one of its primary goals is to achieve cash flow so that debt may be serviced or extinguished. In 1999, 4 employees in the real estate group will receive $124,282 on account of 1998 operations. Payment of incentive compensation awards for 1998 performance will be paid 60% in cash and 40% in common stock (valued at fair market value, as defined).

                            COMPENSATION COMMITTEE
                            John J. McHale, Chairman         Albert A. Dorman
                            Richard J. Boushka               Arthur J. Fox, Jr.
                            Marshall M. Criser               Douglas J. McCarron

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the three other most highly compensated Executive Officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 1998, 1997 and 1996, or for each year in which the Named Executive Officers served as such.



                                                                     Summary Compensation Table

                                             Annual Compensation                          Long-Term Compensation
                              ---------------------------------------------------      ------------------------------
                                                                                         Awards           Payouts
                                                                                       ------------    --------------

                                                                                        Number of
                                                                                       Securities        Long-Term
                                                                                       Underlying       Performance      All other
   Name and Principal                                    Bonus           Other           Options          Units -       Compensation
        Position               Year       Salary          (1)             (2)            Granted          Payout            (3)
--------------------------    -------    ----------    ----------       ---------      ------------    --------------   ------------
David B. Perini (4)            1998       $412,000     $    -           $   -            37,500            $ -             $1,800
Chairman                       1997        412,000          -               -               -                -              1,700
                               1996        412,000       136,000            -               -                -              1,100

Ronald N. Tutor (4)            1998           -             -            150,000   (5)   45,000              -                -
Vice Chairman                  1997           -             -               -               -                -                -
                               1996           -             -               -               -                -                -

Roger J. Ludlam (4)            1998        325,000       162,500  (6)       -           102,500              -              1,800
President & Chief              1997           -             -               -               -                -                -
Executive Officer              1996           -             -               -               -                -                -

Robert Band                    1998        230,000       207,000            -           37,500               -              1,800
Executive Vice                 1997           -             -               -               -                -                -
President, Chief               1996           -             -               -               -                -                -
Financial Officer

--------------------------

(1) Of the total bonus (or incentive compensation) reported for each of the Named Executive Officers, 40% of the 1998 bonus amount and 59% of the 1996 bonus amount have been paid in shares of the Company's Common Stock. The remaining amounts were paid in cash.

(2) Other annual compensation does not include a dollar amount which the Company is unable to quantify, but which is estimated at not more than the lesser of $50,000 or 10% of the compensation reported for each Named Executive Officer, resulting from executive perquisites which may be of personal benefit to such individuals.

(3) All other compensation represents estimated annual Company 401(k) and ESOP retirement contributions and in 1998 consists of $1,000 of 401(k) and $800 of ESOP contributions for each of the Named Executive Officers, except for Mr. Tutor.

(4) Effective January 31, 1999, Mr. Ludlam resigned from the Company. Since that date, David B. Perini and Ronald N. Tutor have shared the responsibilities of President and Chief Executive Officer of the Company pending the appointment of a new Chief Executive Officer.

(5) Represents a management services fee paid to Tutor-Saliba Corporation of which Mr. Tutor is the Chairman, President, Chief Executive Officer and sole stockholder. See "Certain Transactions" on page 23.

(6) Represents a guaranteed bonus amount due Mr. Ludlam pursuant to a 1997 hire agreement.

Stock Options

        The following table contains information concerning the stock options granted during the year ended December 31, 1998 to the Company's Named Executive
Officers:


                                                             Option Grants in the Last Fiscal Year (1)
                                                                         Individual Grants
                                         -----------------------------------------------------------------------------------
                                          Number of          % of Total
                                          Securities          Options
                                          Underlying         Granted To                                        Grant Date
                          Date of          Options          Employees In        Exercise       Expiration      Present
        Name              Grant          Granted (2)        Fiscal Year        Price (3)          Date         Value (4)
---------------------     -----------    -------------     ---------------    -------------    ------------    -------------

David B. Perini           01/19/98          25,000              6.5%             $ 8.66        01/18/2006      $114,250
                          12/10/98          12,500              3.2%               5.29        12/09/2006        30,750

Ronald N. Tutor           12/10/98          45,000             11.6%               5.29        12/09/2006       110,700

Roger J. Ludlam (5)       01/19/98          65,000             16.8%               8.66        01/18/2006       297,050
                          12/10/98          37,500              9.7%               5.29        12/09/2006        92,250

Robert Band               01/19/98          25,000              6.5%               8.66        01/18/2006       114,250
                          12/10/98          12,500              3.2%               5.29        12/09/2006        30,750

--------------------------------------------------------------------------------

(1) No SARS were granted to any of the Named Executive Officers during the last fiscal year.

(2)     Options  granted  in  1998  become   exercisable  in  two  equal  annual
        installments on the second and third anniversary of the date of grant.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) The grant date present value was calculated using the Black-Scholes option pricing model. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the Company's stock price based on past performance. The Company's use of this model should not be construed in any way as an endorsement of its accuracy at valuing options or as a forecast of the future performance of the Company's stock price. The following assumptions were made for the purpose of calculating the Grant Date Present Value: option term is eight years, volatility at 37.32% and 38.69% for those options granted on January 19, 1998 and December 10, 1998, respectively, dividend yield at 0% and interest rate at 5.57% and 4.63% for those options granted on January 19, 1998 and December 10, 1998, respectively. The real value of the options in this table depends upon the actual performance of the Company's stock price during the applicable period.

(5) All options granted to Mr. Ludlam were cancelled as of January 31, 1999, the effective date of his resignation from the Company.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year December 31, 1998 and unexercised options held as of December 31, 1998:


                                  Aggregated Option Exercises in the Last Fiscal Year
                                           and Fiscal Year-End Option Values

                            Number of
                            Securities
                            Underlying
                              Shares
                           Acquired on      Value          Number of Unexercised Options         Value of Unexercised In-the-Money
        Name                 Exercise       Realized             at Fiscal Year-End               Options at Fiscal Year-End (1)
----------------------     -------------    ----------    ---------------------------------     ----------------------------------
                                                           Exercisable      Unexercisable       Exercisable       Unexercisable
                                                          --------------    ---------------     -------------    -----------------

David B. Perini                 -           $    -         32,500              50,000          $       -           $       -
Ronald N. Tutor                 -                -           -                195,000                  -                   -
Roger J. Ludlam                 -                -           -                112,500                  -                   -
Robert Band                     -                -          5,500              42,500                  -                   -

----------------------

(1) At December 31, 1998, all options listed had exercise prices in excess of the quoted market value.

Long-Term Performance Units

        Under the Performance Unit award feature of the 1982 Long-Term Plan, key employees may be contingently awarded a number of units which will be earned if specified financial performance goals are attained. A Performance Unit will give an employee the right to receive up to a maximum of 200% of the amount of the Performance Unit (nominally valued at $100) at the end of a specified period depending on the level of achievement of the specified financial performance goals.

        No awards were made under the terms of this Plan in 1996, 1997 and 1998 and the Company has no current plans to award such performance units in the future.

Pension Plan Disclosure

        The following table sets forth pension benefits payable based on an employee's remuneration ("final average earnings") and "years of service" as defined under the Company's non-contributory Retirement Plan ("the Plan") for all its full-time employees and to the extent covered remuneration is limited by the Internal Revenue Code of 1986, as amended, pension benefits payable have been augmented based on the Company's Benefit Equalization Plan:


                                                                   Pension Plan Table -
                                                        Estimated Annual Pension Benefits (2) for
                                                              Years of Service Indicated (3)
                                       -----------------------------------------------------------------------------
       Remuneration (1)                   15 Years        20 Years         25 Years       30 Years         35 Years
       ----------------                   --------        --------         --------       --------         --------
             $125,000                      $26,623         $32,831         $ 41,039        $41,039         $ 41,039
              150,000                       30,248          40,331           50,414         50,414           50,414
              175,000                       35,873          47,831           59,789         59,789           59,789
              200,000                       41,498          55,331           69,164         69,164           69,164
              225,000                       47,123          62,831           78,539         78,539           78,539
              250,000                       52,748          70,331           87,914         87,914           87,914
              300,000                       63,998          85,331          106,664        106,664          106,664
              400,000                       86,498         115,331          144,164        144,164          144,164
              500,000                      108,998         145,331          181,664        181,664          181,664

_______________

(1) Remuneration covered by the Plan and the Benefit Equalization Plan is limited to an employee's annual salary and for the Named Executive Officers is limited to the amounts in the Annual Salary column included in the Summary Compensation Table on page 17.

(2) The estimated annual benefits are calculated on a straight-line annuity basis and are not subject to any further deductions for social security since the Plan formula integrates the calculation of the benefits with certain adjustments for Social Security, as defined.

(3)     The years of service for the Named  Executive  Officers  are as follows:
        D.B. Perini (36 years), R.J. Ludlam (1 year) and R. Band (25 years).

Performance Graph

                  Comparison of 5-year Cumulative Total Return
               Among Perini Corporation, AMEX Market Value Index,
              And Selected Construction and Real Estate Peer Groups

                               [GRAPHIC OMITTED]





--------------------------------------------------------------------------------
                            1994      1995       1996        1997       1998
--------------------------------------------------------------------------------
Perini           $100         81        71         67          77         44
AMEX              100         88       114        120         145        143
Construction      100         75       100        113         140        219
Real Estate       100        100       115        155         200        172
--------------------------------------------------------------------------------

(1) The above graph compares the performance of Perini Corporation ("Perini") with that of the American Stock Exchange Market Value Index ("AMEX") and selected Construction and Real Estate Peer Groups. Companies in the Construction Peer Group Index ("Construction") are as follows: BFC Construction Corp., Granite Construction, Inc., Morrison Knudsen Corporation and Turner Corporation. Companies in the Real Estate Peer Group Index ("Real Estate") are as follows: Newhall Land and Farming Company, AMREP Corporation, Major Realty Corporation, Christiana Companies, Inc., Rouse Company, and Mission West Properties.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1994, in each of Perini Corporation, the American Stock Exchange Market Value Index and selected Construction and Real Estate Peer Groups, with investment weighted on the basis of market capitalization.

Directors' Compensation

        Fees for outside Directors of the Company currently consist of an annual retainer fee of $16,000, plus $900 per Board meeting attended, as well as $900 per Committee meeting attended by members of the Audit, Compensation and Nominating Committees, and $4,000 per meeting attended by members of the Executive Committee. Mr. Ronald N. Tutor, Vice Chairman of the Company since January 1998 and currently sharing the responsibilities of President and Chief Executive Officer of the Company since January 31, 1999 pending the appointment of a new Chief Executive Officer, has opted to receive no Director fees since he is party to a Management Agreement described in "Certain Transactions" on page
23. During 1998, the Directors received payment of their annual retainer fee of $16,000 in shares of the Company's Common Stock on March 11, 1998. The number of shares was based on a price equivalent to the fair market value, as defined, of prices prevailing on the American Stock Exchange on the date issued and aggregated 1,855 shares of Common Stock for each Director, except for Mr. Tutor and Mr. McCarron, the latter of which requested that his fees be paid directly to the United Brotherhood of Carpenters Pension Fund, a pension fund of which he is a Trustee. During 1999, the Directors received payment of their annual retainer fee of $16,000 in shares of the Company's Common Stock on January 4, 1999. The number of shares was based on a price equivalent to the fair market value, as defined, of prices prevailing on the American Stock Exchange on the date issued and aggregated 3,121 shares of Common Stock for each Director, except for Mr. Dorman and Mr. McHale who each received 1,137 shares of Common Stock on a pro rated basis through May 13, 1999, and except for Mr. Tutor and Mr. McCarron, for the reasons stated above. Meeting fees are paid on a quarterly basis in cash.

        On January 17, 1997, the four non-employee Directors on the redefined Executive Committee were granted options to purchase shares of the Company's Common Stock, $1.00 par value, at fair market value at the date of grant. The terms of these options, which expire on January 16, 2005, are generally similar to those granted under the 1982 Stock Option Plan, except as to the timing of their exercisability which is May 17, 2000. Messrs. Criser, Klein and McCarron each received options to purchase 25,000 shares, the latter of which assigned his options to the United Brotherhood of Carpenters Pension Fund, a pension fund of which he is a Trustee, and Mr. Tutor received options to purchase 150,000 shares (see "Certain Transactions" on page 23).

        On December 10, 1998, Mr. Tutor was granted options to purchase 45,000 shares effective December 10, 1998, and 30,000 shares effective January 4, 1999, of the Company's Common Stock, $1.00 par value, at fair market value, as defined, on the effective dates of grant (see "Certain Transactions" on page
23). The terms of these options, which expire eight years from the date of grant, are generally similar to options granted on December 10, 1998 to other Executive Officers and other key employees under the 1982 Stock Option Plan.

Employment Agreement

        In connection with the closing of the Series B Preferred Stock purchase transaction on January 17, 1997, the Company entered into separate employment agreement with David B. Perini. Under the terms of Mr. Perini's agreement, as amended, Mr. Perini will continue as Chairman of the Company and Chairman of the Board of Directors of the Company (subject to election by the Board of Directors) for a period of three years. The agreement provides that Mr. Perini will receive his current salary, which will continue to be reviewed by the Board of Directors, and certain benefits, including, but not limited to, health and life insurance and pension accrual. In addition, Mr. Perini will continue to receive incentive compensation under the Company's current plans and pursuant to any plans which are in effect thereafter. Mr. Perini's agreement provides that he may voluntarily terminate his employment for any reason with 60 days notice to the Company. In such event, Mr. Perini would be entitled to receive his accrued salary and his accrued bonus up to the date of such termination. Mr. Perini's agreement also provides that, during the 90-day period following the first anniversary of the agreement, Mr. Perini may voluntarily terminate his employment for any reason with 90 days notice to the Company. In such event, Mr. Perini would be entitled to receive his salary and benefits for the balance of the contract term. In the event of termination of Mr. Perini's employment by the Company without cause or termination by Mr. Perini following a reduction in Mr. Perini's salary, as defined, a reduction in other benefits, a material change in his responsibilities at the Company or certain other events deemed to be a "Constructive Termination", Mr. Perini would be entitled to receive his base compensation and benefits for up to three years, depending on when the termination of employment occurred. In the event Mr. Perini's employment was terminated in accordance with any of the above provisions, his stock options would become fully exercisable and/or vested and could be exercised at any time during the salary continuation period (but not beyond the applicable option term).

Certain Transactions

        Effective with the issuance of the Series B Preferred Stock on January 17, 1997, the Company entered into an agreement with Tutor-Saliba Corporation ("TSC"), a California corporation engaged in the construction industry, and Ronald N. Tutor, Chief Executive Officer and sole stockholder of TSC, to provide certain management services, as defined. During 1998, the agreement between the Company, TSC and Mr. Tutor was extended through December 31, 1999 under the same terms and conditions as the initial agreement. TSC currently holds a 6.45% interest in the Company's $1.00 par value Common Stock (see "Certain Other Beneficial Holders" table on page 10), and currently participates in active joint ventures with the Company with a total contract value of approximately $300 million. Mr. Tutor was appointed as one of the three new Directors in accordance with the terms of the Series B Preferred Stock transaction, a member of the Executive Committee of the Board and, during 1997, acting Chief Operating Officer of the Company. Effective January 1, 1998, Mr. Tutor was appointed Vice Chairman of the Board of Directors and since January 31, 1999 has shared the responsibilities of President and Chief Executive Officer of the Company with Mr. Perini pending the appointment of a new Chief Executive Officer. Compensation for the management services consists of a monthly payment of $12,500 to TSC and options granted to Mr. Tutor to purchase 150,000 shares of the Company's $1.00 par value Common Stock at fair market value, as defined on the date of grant. While these options vest immediately, they are not exercisable until forty months from date of grant and expire after eight years. In addition, on December 10, 1998, Mr. Tutor was granted options to purchase 45,000 shares effective December 10, 1998, and 30,000 shares effective January 4, 1999, of the Company's $1.00 par value Common Stock at fair market value, as defined, on the effective dates of grant. The terms of these options, which expire eight years from the date of grant, are generally similar to options granted on December 10, 1998 to other Executive Officers and other key employees under the 1982 Stock Option Plan.

        The Company utilized the services of the law firm of Wilmer, Cutler & Pickering (of which Michael R. Klein is a Partner), among other firms, during the last fiscal year and it is anticipated that the Company will continue to do so during the current year. During 1998, the Company paid Wilmer, Cutler & Pickering approximately $864,000 for legal services and related expenses.

        During 1984 the Company transferred certain income-producing real estate properties and joint venture interests to a new company, Perini Investment Properties, Inc. and distributed the Common Stock of that company to the Company's shareholders on a share-for-share basis. In 1992, that company changed its name to "Pacific Gateway Properties, Inc." ("PGP"), reflecting PGP's West Coast focus and minimal ongoing interdependence with the Company.

        The Company, through its wholly-owned subsidiary Perini Land and Development Company ("PL&D"), and PGP are general partners in a real estate joint venture known as Rincon

Center Associates (a California limited partnership). PL&D is the managing general partner with a 46% interest and PGP is the other general partner with a 23% interest. Other than Rincon Center, where the two parties have an ongoing relationship in a specific project (see Note 11 to Notes to Consolidated Financial Statements where PGP is the other general partner referred to in the disclosure relating to the Rincon Center joint venture for additional information on this relationship), there are no longer any material business relationships between the Company and PGP.

                                       1B.

                     RATIFICATION OF APPOINTMENT OF AUDITORS


        Upon recommendation of the Audit Committee, the Board has appointed the firm of Arthur Andersen LLP, independent public accountants, as its auditors for the fiscal year ending December 31, 1999. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with the foregoing appointment.

        Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries since 1960. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders of the Company and will be available to respond to appropriate questions and to make a statement if they desire to do so.

        The Board recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

                                       1C.

                                  OTHER MATTERS

        Except for the election of the Preferred Directors discussed on pages 1 through 4 and elsewhere in this Proxy Statement, the Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters, of which the Board of Directors is not aware, are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgement on such matters.

        The  Company  will  bear  the  cost  of  solicitation  of  proxies.  The
solicitation   of  proxies  by  mail  may  be  followed  by  telephone  or  oral solicitation of certain stockholders and brokers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                             By order of the Board of Directors,
                                             Robert E. Higgins, Secretary



Framingham, Massachusetts
April 7, 1999